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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                   MORRISON HEALTH CARE, INC.
     (Exact name of registrant as specified in its charter)

 GEORGIA                                             63-1155966
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)

 1955 LAKE PARK DRIVE, SUITE 400, SMYRNA, GEORGIA        30080
(Address of Principal Executive Offices)               (Zip Code)

                   1996 STOCK INCENTIVE PLAN
                    (Full title of the plan)

                     John E. Fountain, Esq.
                   Morrison Health Care, Inc.
    1955 Lake Park Drive, Suite 400, Smyrna, Georgia  30080
            (Name and address of agent for service)

                         (770) 437-3300
 (Telephone number, including area code, of agent for service)

                            Copy to:
                    Gabriel Dumitrescu, Esq.
               Powell, Goldstein, Frazer & Murphy
                   191 Peachtree Street, N.E.
                        Sixteenth Floor
                     Atlanta, Georgia 30303

                CALCULATION OF REGISTRATION FEE
                                         Proposed   Proposed
Title of                                 Maximum    Maximum
Securities                   Amount      Offering   Aggregate      Amount of
to be                        to be       Price Per  Offering       Registration
Registered                   Registered  Share      Price          Fee

Common Stock,                100,000     $14.81(2)  $1,481,250(3)  $448.86
$0.01 par value              shares(1)

Series A Junior
Participating Preferred      100,000
Stock Purchase Rights(4)     rights

(1) Representing shares of the Registrant's common stock, $.01 par value (the "Common Stock") that may be issued and sold by the Registrant in connection with the Registrant's 1996 Stock Incentive Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan. Pursuant to separate Registration Statements on Forms S-8 (Reg. No. 333-2100 and Reg. No. 333-4504), the Registrant previously registered 500,000 shares and 250,000 shares, respectively, of Common Stock not included in the above figure subject to issuance under the Plan.
(2) The average of the high and low prices of the Registrant's Common Stock as reported by The New York Stock Exchange on January 15, 1997.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.
(4) The Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") are attached to the shares of Common Stock being registered hereby and will be issued for no additional consideration. Therefore, no additional registration fee is required for the registration of the Rights.
Incorporation by reference of contents of Registration Statements on Forms S-8 (Reg. No. 333-2100 and Reg. No. 333-4504).

  The contents of the Registration Statement on Form S-8 filed by the Registrant on March 8, 1996 (File No. 333-2100) and the Registration Statement on Form S-8 filed by the Registrant on May 3, 1996 (Reg. No. 333-4504) relating to the Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.


Item 8.  Exhibits.

  The following opinions and consents are filed with this Registration Statement.

Exhibit
Number       Description

  5          Opinion of counsel with respect to the securities being registered.

 23.1        Consent of counsel (included in Exhibit 5).

 23.2        Consent of independent auditors.

 24          Power of Attorney (see signature pages to this Registration
             Statement).


                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on the 9th day of January, 1997.

                       MORRISON HEALTH CARE, INC.


                       By:/s/ Glenn A. Davenport
                           Glenn A. Davenport
                           President & Chief Executive Officer



Exhibit 24

                       POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn A. Davenport and John E. Fountain, and either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.


Signature                      Title                    Date


/s/ Glenn A. Davenport         President and            January 9, 1997
Glenn A. Davenport             Chief Executive
                               Officer (Principal
                               Executive Officer)


/s/ John B. McKinnon           Chairman of the Board    January 9, 1997
John B. McKinnon


/s/ K. Wyatt Engwall           Senior Vice President,   January 9, 1997
K. Wyatt Engwall               Finance and Assistant
                               Secretary
                               (Principal Financial
                               Officer)


/s/ Claire L. Arnold           Director                 January 9, 1997
Claire L. Arnold


/s/ E. Eugene Bishop           Director                 January 9, 1997
E. Eugene Bishop


/s/ Fred L. Brown              Director                 January 9, 1997
Fred L. Brown


/s/ A. Robert Outlaw, Jr.      Director                 January 9, 1997
A. Robert Outlaw, Jr.


/s/ Dr. Benjamin F. Payton     Director                 January 9, 1997
Dr. Benjamin F. Payton



                         EXHIBIT INDEX



Exhibit
Number     Description

  5        Opinion of counsel with respect to the securities being registered.

 23.1      Consent of counsel (included in Exhibit 5).

 23.2      Consent of independent auditors.

 24        Power of Attorney (see signature pages to this Registration
           Statement).